Exhibit 10.26

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of 19th day of January, 2010, by and between 3900 SAN CLEMENTE, L.P., a Texas limited partnership (“Landlord”) and BAZAARVOICE, INC., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of July 15, 2009 (the “Lease”) pursuant to which Tenant leases from Landlord approximately 50,798 square feet of Agreed Rentable Area known as Suite 300 in that certain building known as 3900 San Clemente, and located at 3900 N. Capital of Texas Highway, Austin, Texas 78746; and

WHEREAS, Landlord and Tenant mutually desire to amend the Lease to increase the Security Deposit and to increase the Agreed Rentable Area of the Expansion Space.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows:

1. Security Deposit. The Security Deposit is hereby increased by $100,000.00, from $900,000.00 to $1,000,000.00. Therefore, Item 8 of the Basic Lease Provisions is hereby amended in its entirety to the following:

8.	Security Deposit: $1,000,000.00, which may be in the form of a letter of credit (see Article 3, Supplemental Lease Provisions).

Within 10 days following the execution and delivery of this Amendment by Tenant and Landlord, Tenant shall deliver the additional $100,000.00 Security Deposit to Landlord.

2. Expansion Option.

(a) The Agreed Rentable Area of the Expansion Space as set forth in Rider 2 to the Lease is hereby amended from 11,928 square feet to approximately 26,006 square feet. Schedule A to Rider 2 is hereby deleted and Exhibit A attached hereto is substituted in lieu thereof.

(b) Section B (a) of Rider 2 to the Lease is hereby amended in its entirety to read as follows:

(a) The Expansion Space shall be delivered to Tenant in the same condition as the Premises is required to be delivered to Tenant as of the Commencement Date under the Lease, and shall be constructed by Landlord substantially in accordance with the terms of the Work Letter attached to the Lease as Exhibit D with the following modifications: (i) references to the “Premises” contained therein shall be deemed to mean the Expansion Space, (ii) the Commencement Date with respect to the Expansion Space shall be earlier to occur of (x) the date of Substantial Completion, subject to adjustment for any Tenant Delays, and (y) the first day of the eighteenth (18th) Lease Month of the Term, (iii) the initial space plan for the Expansion Space shall be delivered by Tenant to Landlord concurrently with Tenant’s delivery of the Notice, (iv) Landlord shall have no right to terminate the Lease for failure to approve the construction plans under Section 1.3 of the Work Letter or failure to accept the Contract Sum under Section 2.2 of the Work Letter, (vi) to provide for such other matters as are necessary to reflect the agreements of the parties with respect to the finish out of the Expansion Space, and (vii) Tenant shall be entitled to use up to $50,000.00 of the Finish Allowance provided with respect to the Expansion Space to pay for improvements constructed in the initial Premises leased by Tenant under the Lease.

3. Tenant’s Right of Opportunity. The first paragraph of Section A of Rider 3 to the Lease is hereby amended in its entirety to read as follows:

Tenant shall have a right of opportunity (the “Right of Opportunity”) on the space containing 12,754 square feet of Agreed Rentable Area on the second (2nd) floor of the Building and identified as the “Opportunity Expansion Space” on Schedule A to Rider 2 above (the “Opportunity Expansion Space”) as provided in this Rider 3. However, upon the expiration or termination of Tenant’s Expansion Option (without the same having been exercised by Tenant), the Opportunity Expansion Space shall automatically be amended to mean the space containing approximately 26,000 square feet of Agreed Rentable Area on the second (2nd) floor of the Building and identified as the “Expansion Space” on Schedule A to Rider 2 above. Tenant’s Right of Opportunity is in addition to and not in lieu of Tenant’s Expansion Option, and such rights are independent rights exercisable by Tenant in accordance with the terms of this Lease. In the event Landlord shall desire to offer all or any portion of the Opportunity Expansion Space for rent, license or any other possessory arrangement with a bona-fide third party, and Landlord shall thereafter receive a counter proposal from a bona-fide third party covering all or any portion of the Opportunity Expansion Space, Landlord shall deliver to Tenant a written statement (the “Statement”) setting forth the terms on which Landlord is willing to lease the entire Opportunity Expansion Space to Tenant, which terms shall reflect the terms which are no worse for Tenant than the terms on which Landlord is willing to lease such space to a bona-fide third party. Tenant may lease the entire (but not a portion of) Opportunity Expansion Space under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within ten (10) days after the date of the Statement, except that Tenant shall have no such right and Landlord need not provide Tenant with an Statement if:

4. Defined Terms. Except as defined differently herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them under the Lease.

5. Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

6. Exhibit. Each exhibit attached hereto is made a part hereof for all purposes.

7. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

8. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

9. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

11. Governing Law. This Amendment shall be governed by the laws of the State of Texas.

12. Submission of Amendment Not Offer. The submission by Landlord to Tenant of this Amendment for Tenant’s consideration shall have no binding force or effect, shall not constitute an option, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance. This Amendment is effective and binding on Landlord only upon the execution and delivery of this Amendment by Landlord and Tenant.

Executed by Landlord, this 19th day of January 2010.

LANDLORD	3900 SAN CLEMENTE, L.P., a Texas limited partnership

By: 3900 San Clemente GP, Inc., its General Partner

Witness:

/s/ Richard Paddock	By:	/s/ Richard E. Anderson
Richard Paddock	Name: Richard E. Anderson
Title: President

Executed by Tenant, this 19th day of January, 2010.

TENANT	BAZAARVOICE, a Delaware corporation

	By:	/s/ Kenneth J. Saunders
	Name:	Kenneth J. Saunders
	Title:	CFO

EXHIBIT A

SCHEDULE A

TO RIDER 2

EXPANSION SPACE AND

OPPORTUNITY EXPANSION SPACE